EXHIBIT 10(a)










                MODINE MANUFACTURING COMPANY

              DIRECTOR EMERITUS RETIREMENT PLAN

                   EFFECTIVE APRIL 1, 1992

                MODINE MANUFACTURING COMPANY
              DIRECTOR EMERITUS RETIREMENT PLAN
                   EFFECTIVE APRIL 1, 1992


     WHEREAS, the Board of Directors of Modine Manufacturing
Company has determined it to be in the best interest of the Company to establish a retirement plan for directors of the Company.

     NOW, THEREFORE, effective as of April 1, 1992, Modine Manufacturing Company establishes this Modine Manufacturing Company Director Emeritus Retirement Plan with respect to directors of Modine who on or after April 1, 1992 retire, die or otherwise terminate their service as a director of Modine.

                          ARTICLE I
                         DEFINITIONS
                         -----------

     For the purposes of this retirement plan, the following words and phrases shall have the meanings indicated, unless a different meaning is clearly required by the context:

     1.1  The term "Act" means the Employee Retirement Income
Security Act of 1974.

     1.2 The term "Actuarial Equivalent" means equality in value of the aggregate amount expected to be received under the Plan based on the discount rate and mortality assumptions applicable, as defined below:

          (a)  Discount rate/assumption - For purposes of
               ------------------------
          computing any adjustments called for under the terms of the Plan for any benefit (when such adjustment is not otherwise provided for in the
          Plan), the discount rate assumption shall be the same discount rate as then utilized for the calculation of the present value of future benefits as disclosed in the financial statement pension plan footnotes of the Modine Manufacturing Company annual report.

          (b)  Mortality Assumption - For purposes of
               --------------------
          computing any adjustments called for under the terms of the Plan for any benefit (when such adjustment is not otherwise provided for in the
          Plan), the mortality assumption shall be based on the 1971 Group Annuity Mortality Table.

     1.3 The term "Beneficiary" means the person or persons designated by a Director or former Director as his beneficiary as provided in Section 3.5.

     1.4 The term "Board" or "Board of Directors" means the current Board of Directors of the Company.

     1.5  The term "Company" or "Modine" means Modine
Manufacturing Company, a Wisconsin corporation, its corporate successors, and the surviving corporation resulting from any merger or consolidation of Modine Manufacturing Company with any other company or companies.

     1.6 A "Director" means any person who is or becomes a director of Modine on or after April 1, 1992 regardless of whether such person is also an employee of Modine on or after such date.

     1.7  The "Effective Date" means April 1, 1992.

     1.8  The "Plan" means this Modine Manufacturing Company
Director Emeritus Retirement Plan with all amendments and supplements hereafter made.

     1.9 The "Plan Year" means the twelve-month period commencing April 1, 1992 and each April 1 thereafter.

     1.10 "Retirement Benefit" means the amount of retirement benefit payable annually to a retired Director under the terms of the Plan.

     1.11 "Surviving Spouse" shall mean and be limited to the person who (i) was the Director's or former Director's spouse at the time of his death, and (ii) was his spouse for at least one full year immediately prior to the date of his death.

     1.12 "Retirement Date" means with respect to any Director, the last day of the calendar quarter in which he retires from his service as a Director of Modine.

     1.13 "Survivor Benefit" means the amount of survivor benefit payable annually to the Surviving Spouse or Beneficiary of a former Director under the terms of the Plan.

     1.14 "Termination Date" means with respect to any Director, the date upon which he terminates his service as a director of Modine.

                         ARTICLE II
                     RETIREMENT BENEFIT
                     ------------------

     2.1  Eligibility.  Each person who is or becomes a
          -----------
Director of Modine on or after April 1, 1992 and whose service as a Director with Modine ceases on or before his Retirement Date shall be eligible for a Retirement Benefit.

     2.2  Benefit Amount.  The amount of the Retirement
          --------------
Benefit for a Director shall be an amount equal to the annualized rate at which Directors are being paid for their services to the Company as Directors (including any Board meeting fees but excluding any applicable committee meeting fees) as in effect at the time such Director ceases his service as a Director.

     2.3  Benefit Payment.  The Retirement Benefit shall be
          ---------------
paid to a retired Director in four equal quarterly payments commencing with the first day of the first calendar quarter following the calendar quarter in which his Retirement Date occurs and shall be payable on the first day of each succeeding calendar quarter until the earlier of: (i) his death; or (ii) the period of time with respect to which a Retirement Benefit is paid under the Plan equals the period of time with respect to which the retired Director served as a Director of the Company.

                         ARTICLE III
                      SURVIVOR BENEFIT
                      ----------------

     3.1  Eligibility.
          -----------

     (a) If a deceased Director, at the time of death, had not commenced receiving Retirement Benefit payments under the Plan, such deceased Director's Surviving Spouse or Beneficiary, as determined pursuant to Section 3.5 of the Plan, shall be eligible to receive a Survivor Benefit as provided in Sections 3.2(a) and 3.3(a) of the Plan.

     (b) If a deceased former Director, prior to the time of death, had ceased his services as a Director and at the time of death was receiving or eligible to receive Retirement Benefit payments under the Plan, such deceased former Director's Surviving Spouse or Beneficiary, as determined pursuant to Section 3.5 of the Plan, shall be eligible to receive a Survivor Benefit as provided in Sections 3.2(b) and 3.3(b) of the Plan.

     3.2  Benefit Amount.
          --------------

     (a) The amount of Survivor Benefit payable to a deceased Director's Surviving Spouse or Beneficiary who is eligible for such benefit pursuant to Section 3.1(a) of the Plan shall be equal to the amount of Retirement Benefit that would have been paid to the Director determined in accordance with Section 2.2 of the Plan assuming he had not died but his services as a Director had ceased as of the date of his death.

     (b) The amount of Survivor Benefit payable to a deceased former Director's Surviving Spouse or Beneficiary who is eligible for such benefit pursuant to Section 3.1(b) of the Plan shall be equal to the amount of Retirement Benefit that was being paid, or was due to be paid, to the deceased former Director at the time of his death.

     3.3  Benefit Payments.
          ----------------

     (a)  A Surviving Benefit payable to a deceased
          Director's Surviving Spouse or Beneficiary pursuant to Section 3.1(a) of the Plan shall be paid in four equal payments commencing with the first day of the first quarter following the calendar quarter in which the Director's death occurred and shall be payable on the first day of each succeeding calendar quarter until the period of time with respect to which the Surviving Spouse or Beneficiary is paid a Survivor Benefit under the Plan equals the period of time with respect to which the retired Director served as a Director of the Company.

     (b) A Survivor benefit payable to a deceased former Director's Surviving Spouse or Beneficiary pursuant to Section 3.1(b) of the Plan shall be paid in four equal payments commencing with the first day of the first quarter following the calendar quarter in which the former Director's death occurred and shall be payable on the first day of each succeeding calendar quarter until the period of time with respect to which the Surviving Spouse or Beneficiary is paid a Survivor Benefit under the Plan when combined with the period of time with respect to which the deceased former Director was paid a retirement benefit pursuant to
          Section 2.3 of the Plan equals the period of time with respect to which the deceased former Director served as a Director of the Company.

     3.4  Death of Surviving Spouse or Beneficiary.  In the
          ----------------------------------------
event a Surviving Spouse or Beneficiary receiving Survivor Benefit payments under the Plan dies prior to receiving the last Survivor Benefit payment to which such person is entitled pursuant to Section 3.3(a) or 3.3(b) of the plan, the estate of such deceased Surviving Spouse or Beneficiary shall be paid in a single lump sum payment the actuarial equivalent present value of an amount equal to the total of the quarterly payments remaining to be paid at the time of such Surviving Spouse's or Beneficiary's death. The lump sum payment provided pursuant to this Section 3.4 shall be paid on the first day of the first calendar quarter following the death of such Surviving Spouse or Beneficiary, or as soon thereafter as administratively practicable.

     3.5  Determination of Person Entitled to Receive
          -------------------------------------------
Survivor Benefit.  In the event of the death of a Director or
----------------
former Director under circumstances under which a Survivor Benefit is payable under Section 3.1(a) or 3.1(b) of the Plan, if such deceased Director or deceased former Director is survived by a Surviving Spouse, such Survivor Benefit will be paid to such Surviving Spouse unless the deceased Director or deceased former Director not less than 10 days prior to his death has filed with Modine, as plan administrator, a designation, in form and substance satisfactory to Modine, designating a person or persons other than his Surviving Spouse as his Beneficiary for receiving Survivor Benefit payments under the Plan.

     In the event a deceased Director or deceased former Director is not survived by a Surviving Spouse and has not designated a Beneficiary or no person designated as his Beneficiary has survived the deceased Director or deceased former Director, any Survivor Benefit payable pursuant to
Section 3.2(a) or 3.2(b) of the Plan shall be payable to the estate of such deceased Director or deceased former Director in a single lump sum on the first day of the first calendar quarter following the death of such deceased Director or deceased former Director, or as soon thereafter as administratively practicable.

                         ARTICLE IV
            GENERAL PROVISIONS REGARDING BENEFITS
            -------------------------------------

     4.1  Restriction on Alienation of Retirement Benefits.
          ------------------------------------------------

     (a) Except as provided in Section 4.1(b) of the Plan, the rights and interests of any person under the Plan shall not be subject in any manner to sale, transfer, encumbrance, assignment, pledge, or alienation of any kind; nor may such rights or interests be resorted to, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No such person shall have power in any manner to sell, transfer, encumber, assign, pledge or alienate any of his interests or rights under the Plan and any attempt to do so shall be void.

     (b) Notwithstanding the provisions of Section 4.1(a) of the Plan, all or any part of the benefit of a Director under the Plan shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic Relations Order, as that term is defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974 (hereinafter referred to in the Plan as the "Act"), and Modine shall provide for payment in accordance with such order and Section and all regulations promulgated under such Section. All such payments pursuant to a Qualified Domestic Relations Order shall be subject to reasonable rules and regulations promulgated by Modine; provided that such rules and regulations are consistent with Section 206(d)(3) of the Act. If prior to the commencement of payment of a Director's Retirement Benefit, any amount attributable to his Retirement Benefit is allocated for, or paid to, an alternate payee or payees pursuant to a Qualified Domestic Relations Order, the amount of his Retirement Benefit shall be reduced by an amount equal to the Actuarial Equivalent of the amount so paid or allocated to an alternate payee or payees.

     4.2  Facility of Payment.  In the event that it should
          -------------------
be found that any individual to whom an amount is payable under the Plan is incapable of attending to his financial affairs because of any mental or physical conditions, including the infirmities of advanced age, such amount
(unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of Modine, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment made in accordance with the provisions of this Section 4.2 of the Plan shall be a complete discharge of liability therefor under the Plan.

     4.3  Nonforfeitability of Benefits.  Except as provided
          -----------------------------
in Section 8.2 of the Plan, a Director's right to a retirement benefit under the Plan shall be nonforfeitable upon and after his Retirement Date.

     4.4  Payment of Benefits.  The benefits provided under the
          -------------------
Plan shall be paid solely from the general assets of Modine and Modine shall not have any obligation to establish or maintain a separate fund or funds to provide for the payment of benefits.

     4.5  Application of Certain Plan Provisions.  For purposes
          --------------------------------------
of the general administrative provisions of the Plan, a Director's former spouse, a former Director's former spouse, a deceased Director's Surviving Spouse or Beneficiary, or a deceased former Director's Surviving Spouse or Beneficiary shall be treated as any other person entitled to receive benefits under the Plan upon any termination of the plan, and any such former spouse, Surviving Spouse or Beneficiary who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a retired Director for all purposes of the Plan.

     4.6  Service of Process.  The General Counsel of Modine
          ------------------
Manufacturing Company is hereby designated as the agent for service of legal process on the Plan.

     4.7  Governing Law.  The Plan shall be interpreted,
          -------------
administered and enforced in accordance with the laws of the State of Wisconsin, and the rights of Directors, former Directors, former spouses, Surviving Spouses, Beneficiaries and all other persons shall be determined in accordance therewith, provided, however, that to the extent federal law is applicable, such federal law shall apply.

     4.8  Titles.  Titles are provided in the Plan for
          ------
convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

     4.9  References.  Unless the context clearly indicates
          ----------
to the contrary, a reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

     4.10 Pronouns.  Use of any form of the masculine pronoun
          --------
in this Plan shall, when the circumstances make it appropriate, be deemed to include the equivalent form of the female pronoun.

                          ARTICLE V
                       ADMINISTRATION
                       --------------

     5.1  Authority of Modine.  Modine, which shall be
          -------------------
administrator, shall have all the powers, authorities and responsibilities expressly conferred upon herein and further shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder; subject, however, to the provisions of Section 5.3 and 5.4 of the Plan. In exercising such powers and authorities and in fulfilling such responsibilities, Modine shall at all times exercise good faith, apply standards of uniform application and refrain from arbitrary action. Modine may employ such attorneys, agents and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. Modine, by action of the Board of Directors, may designate a person or persons other than Modine to carry out any of such powers, authorities or responsibilities.

     5.2  Action of Modine.  Any of Modine's powers,
          ----------------
authorities or responsibilities for the operation and administration of the Plan which have not been delegated in accordance with Section 5.1 of the Plan may be exercised by a majority of the members of the Board of Directors of Modine, either by a vote at a meeting, or in writing without a meeting. All notices, advice, directions, certifications, approvals and instructions required or authorized to be given by Modine under the Plan shall be in writing and signed by either: (i) a majority of the members of the Board of Directors of Modine, or by such member or members as may be designated by an instrument in writing, signed by all members thereof, as having authority to execute such documents on his behalf; or (ii) a person who becomes authorized to act for Modine in accordance with the provisions of Section 5.1 of the Plan. Subject to the provisions of Section 5.3 of the Plan, any action taken by Modine which is authorized, permitted or required under the Plan shall be final and binding upon Modine, and all persons who claim an interest under the Plan.

     5.3  Denial of claims.  Whenever Modine denies, whether
          ----------------
in whole or in part, a claim for benefits filed by any person

(hereinafter referred to in this Article as "Claimant"), Modine shall transmit a written notice setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for the denial of the claim, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim (including an explanation of why such material or information is necessary) and an explanation of the Plan's claims review procedure as set forth in Section 5.4 of the Plan. In addition, the written notice shall contain the date on which such notice was sent and a statement advising the Claimant that within 60 days of the date on which he received such notice, he may have Modine review its decision denying the Claimant's claim for benefits.

     5.4  Claims Review Procedure.  Within 60 days of the
          -----------------------
date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with Modine a written request therefor, which request shall contain the following information:

     (a) The date on which the notice of denial of claim was received by the Claimant;

     (b) The date on which the Claimant's request for review was filed with Modine; provided, however, that the date on which the Claimant's request for review was in fact filed with Modine shall control in the event the date of actual filing is later than the date started by the Claimant pursuant to this Section 5.4;

     (c) The specific portions of the denial of his claim which the Claimant requests Modine to review;

     (d) A statement by the Claimant setting forth the basis upon which he believes Modine should reverse its previous denial of his claim for benefits and accept his claim as made; and

     (e) Any written material (including as exhibits) which the Claimant desires Modine to examine in its consideration of his position as stated pursuant to
          Section 5.4(d) of the Plan.

          Within 60 days of the date determined pursuant to
Section 5.4(b) of the Plan, Modine shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within ten days following the date of such review, Modine shall send to the Claimant its written decision setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for its decision, including reference to the specific Section of the Plan relied upon.

     5.5  Indemnification.  In addition to whatever rights of
          ---------------
indemnification the members of the Board of Directors of

Modine, or any other person or persons to whom any powers, authorities or responsibilities of Modine are allocated or delegated pursuant to Section 5.1(b) of the Plan may be entitled under the Certificate of Incorporation or by-laws of Modine, including any amendments thereto, under any provision of law, or under any other agreement, Modine shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorney's fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending or completed action suit or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons, of any of the powers, authorities, responsibilities or discretion of Modine as provided under the Plan, or reasonably believed by such members or such other person or persons to be provided thereunder, and any action taken by such member or such person or persons in connection therewith.

                         ARTICLE VI
                   AMENDMENT AND DURATION
                   ----------------------

     6.1  Amendment and Termination.  Modine reserves the
          -------------------------
right to amend the Plan, or to terminate the Plan at any time and from time to time by resolution of the Board of Directors of Modine and all persons claiming any interest under the Plan shall be bound thereby; provided, however, that no amendment shall be adopted, the effect of which would directly or indirectly (i) divest the interest of any Director, or any person entitled to receive a benefit under a Director, in any amount that any of them would have received had the Director's services as a Director terminated immediately prior to the effective date of such amendment, or
(ii) divest the interest of any former Director or any person entitled to receive a benefit under a former or deceased former Director, in any amount that any of them would otherwise have received.

     6.2  Termination.  In the event of a termination of the
          -----------
Plan, the benefit interests of all Directors, former Directors, deceased former Directors, and each person or persons entitled to or receiving a benefit under or through them shall be determined and paid by Modine in accordance with the provisions of this Section 6.2.

          For purposes of this Section 6.2, the amount to be paid to any individual hereunder shall be the Actuarial Equivalent of all of the benefits payable under the Plan to such individual. Following the determination of the amount to be paid to any individual pursuant to this Section 6.2, such amount shall be paid in a single lump sum payment within 10 days after such determination.

          Notwithstanding anything to the contrary contained herein, in no event will the amount to be paid pursuant to this Section 6.2 be determined and paid later than 30 days after the effective termination date of the Plan.

     6.3  Immediate Vesting Upon Termination.  Upon
          ----------------------------------
termination of the Plan, pursuant to Sections 6.1 and 6.2 of the Plan, the rights of all affected Directors, former
Directors, deceased former Directors, and persons claiming a benefit under or through them to benefits accrued to the date of such termination, shall be fully vested and nonforfeitable.

                         ARTICLE VII
                      CHANGE OF CONTROL
                      -----------------

     7.1  Termination Due to Change in Control.  The
          ------------------------------------
provisions of Article VI notwithstanding, in the event of a Change in Control, the plan shall automatically terminate without any further action.

     7.2  Lump Sum Payment of Benefits.  In the event of the
          ----------------------------
termination of the Plan pursuant to Section 7.1 of the Plan, the benefit interest of all Directors, former Directors, deceased former Directors, and each person or persons entitled to or receiving a benefit under or through them, shall be determined and paid by Modine in accordance with the provisions of this Section 7.2.

          For purposes of this Section 7.2, the amount to be paid to any individual hereunder shall be an amount equal to the total of all quarterly benefit payments which otherwise would be payable under the Plan to such individual.
Following the determination of the amount to be paid to any individual pursuant to this Section 7.2, such amount shall be paid in a single lump sum payment within 10 days after such determination.

          Notwithstanding anything to the contrary contained herein, in no event will the amount to be paid pursuant to this Section 7.2 be determined and paid later than 30 days after the effective termination date of the Plan pursuant to
Section 7.1 of the Plan.

     7.3  Immediate Vesting Upon Termination.  Upon
          ----------------------------------
termination of the Plan, pursuant to Sections 7.1 and 7.2 of the Plan, the rights of all affected Directors, former directors, deceased former Directors, and persons claiming a benefit under or through them, to benefits accrued to the date of such termination, shall be fully vested and nonforfeitable.

     7.4  Change in Control Defined.  For purposes of the
          -------------------------
Plan, a "Change in Control" shall mean any of the following events:

     (a) The acquisition (other than from the Company) by any person (as such term is defined in Sections
          13(d) or 14(d) of the Securities Exchange Act of

          1934, as amended (the "1934" Act)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities; or

     (b) The individuals who, as of April 1, 1992, are members of the Board of Directors of Modine (the "Incumbent Board"), cease for any reason to constitute a majority of the board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

     (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-five percent (65%) of the combined voting power of the then outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 7.4(a) of the Plan, solely because thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                        ARTICLE VIII
                        MISCELLANEOUS
                        -------------

     8.1  Services.
          --------

     (a)  Each former Director who is receiving a
          Retirement Benefit under the Plan shall, at reasonable times and places as requested by any then current Director of the Company, be available for consultation concerning the business and affairs of the Company. Each such former Director shall attend such meeting or meetings of the Board of Directors as any person, who at the time is a member of the Chief Executive Office of the Company, requests.

     (b)  The foregoing notwithstanding, it is
          understood that a former Director providing service pursuant to Section 8.1(a) shall be reimbursed by the Company for any and all reasonable expenses which are incurred in providing the requested services or attending any meeting of the Board as requested.

     (c) It is understood that any former Director while attending any meeting of the Board, since he is not a duly elected and qualified Director of the Company, shall not vote nor be counted in determining a quorum at any such meeting.

     8.2  Non-Competition.
          ---------------

     (a) Notwithstanding anything to the contrary contained in the Plan, in the event a former Director irrespective of whether he is receiving Retirement Benefit payments under the Plan engages directly or indirectly in activities which compete in any manner with the business or activities of the Company, the right of such former Director to receive any Retirement Benefit payments under the Plan and the right of any other person to receive any benefit payments under the Plan shall be immediately terminated and no Retirement Benefit or other benefit payments under the Plan shall be paid thereafter to the former Director or to any person who claims a benefit under or through him.

     (b)  For purposes of Section 8.2(a), a former
          Director shall not be deemed to have engaged in competition with the business or activities of the Company if such former Director's sole relationship with a competitor of the Company consists of his holding, directly or indirectly, an equity interest in such other company not greater than two percent (2%) of such other company's outstanding securities.

     8.3  Fraud or Other Criminal Activity.  Notwithstanding
          --------------------------------
anything to the contrary contained in the Plan, in the event a Director or former Director, irrespective of whether he is receiving Retirement Benefit payments under the Plan, is convicted of fraud or of a felony (and with respect to such conviction such person's right to file an appeal after conviction has expired, or if such person has filed an appeal after conviction, the appellate court fails to reverse the conviction) and such fraud or felony is determined by a majority of the members of the Board of Directors then in office (excluding, if applicable, the Director guilty of such fraud or felony) to have damaged Modine, the right of such Director or former Director to receive any Retirement Benefit payments under the plan and the right of any other person to receive any benefit payments under the Plan under such Director or former Director shall be immediately terminated and no Retirement Benefit or other benefit payments under the plan shall be paid thereafter to the Director, former Director or any person who claims a benefit under or through such Director or former Director. For purposes of this
Section 8.3 of the plan, any determination by the members of the Board of Directors that any fraud or felony of a Director or former Director has damaged Modine shall be conclusive and binding upon the Director or former Director and any person who claims a benefit under or through him.

                        EXHIBIT (10(c)






                        A G R E E M E N T

                             between

                  MODINE MANUFACTURING COMPANY

                               and

                          R. T. SAVAGE

                              dated

                         January 1, 1984

                        TABLE OF CONTENTS
                        -----------------

Section                                                  Page
-------                                                  ----

          Recitals . . . . . . . . . . . . . . . . . . .   3

    I     Employment; period of employment . . . . . . .   4

   II     Position, duties, responsibilities . . . . . .   5

  III     Compensation, compensation plans, perquisites.   7

   IV     Employee Benefit Plans . . . . . . . . . . . .  10

    V     Supplemental Retirement Annuity. . . . . . . .  12

   VI     Effect of Death or Disability. . . . . . . . .  15

  VII     Termination. . . . . . . . . . . . . . . . . .  16

 VIII     No Obligation to Mitigate Damages. . . . . . .  27

   IX     Confidential Information, Non Compete. . . . .  28

    X     Withholding. . . . . . . . . . . . . . . . . .  32

   XI     Notices. . . . . . . . . . . . . . . . . . . .  32

  XII     General Provisions . . . . . . . . . . . . . .  33

 XIII     Amendment or Modification; Waiver. . . . . . .  36

  XIV     Severability . . . . . . . . . . . . . . . . .  37

   XV     Successors to the Company. . . . . . . . . . .  37

  XVI     Change in Control. . . . . . . . . . . . . . .  38

 XVII     Governing Law. . . . . . . . . . . . . . . . .  39

                            AGREEMENT


      THIS AGREEMENT made and entered into as of the 1st day of January, 1984, by and between Modine Manufacturing Company, a Wisconsin corporation, having its principal place of business in Racine, Wisconsin (the "Company"), and R. T. Savage, of Racine, Wisconsin (the "Executive").

      WHEREAS:

      A. The Executive has been employed by the Company for a period of 11 years.

      B. The Executive is a principal executive officer of the Company and is currently a group vice president.

      C. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods, potential and operations.

      D. The Board of Directors of the Company (the "Board") recognizes that Executive's contribution to the growth and success of the Company has been substantial and desires to assure the Company of Executive's continued employment in an executive capacity and to compensate him therefor.

      E. Executive is desirous of committing himself to serve the Company for the period and on the terms herein provided.

      NOW THEREFORE, In consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

I.    Employment; period of employment.

      1.01  The Company hereby agrees to continue
            Executive in its employ, and Executive hereby agrees to remain in the employ of the corporation for the period set forth in paragraph 1.02 below (Period of Employment), in the position and with the duties and responsibilities set forth in
            Section II below and subject to the other terms and conditions hereinafter stated.

      1.02 The Period of Employment shall commence on the date first above written and shall continue until the close of business on the third anniversary thereof; provided, however, that on each anniversary of the date of this Agreement the Period of Employment shall be automatically extended for an additional year unless prior thereto either party hereto has given written notice to the other that such party does not wish to extend the Period of Employment. In the event the Executive shall continue in the full time employment of the Company after the latter date, such continued employment shall be subject to the terms and conditions of this Agreement and the Period of Employment shall include the period during which the Executive in fact so continues in such employment.

II.   Position, duties, responsibilities.

      2.01  (a)   It is contemplated that during the
                  Period of Employment the Executive shall continue to serve as a principal officer of the Company and as a member of its Board of Directors if serving as a member of the Board of Directors on the date of this Agreement or if elected to the Board of Directors during the Period of Employment with the office(s) and title(s) set forth in Exhibit A attached to and made part of this Agreement, with reporting responsibility as set forth in such Exhibit A and with duties and responsibilities including those specifically set forth in such Exhibit A.

            (b)   At all times during the Period of
                  Employment Executive shall hold a position of responsibility and importance and a position of scope, with the functions, duties and responsibilities attached thereto, at least equal in responsibility and importance and in scope to and commensurate with his position described in general terms in subparagraph 2.01(a) above and Exhibits A to this Agreement.

      2.02 During the Period of Employment the Executive shall, without compensation other than that herein provided, also serve and continue to serve as an officer or director, or both, of any subsidiary, division or affiliate of the Company.

      2.03  Throughout the Period of Employment the
            Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company except for reasonable vacations, approved leaves of absence, and except for illness or incapacity but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

            (a)   serving as a director or a member
                  of any organization involving no conflict of interest with the interests of the Company;

            (b) engaging in charitable and community activities and

            (c)   managing his personal investments,
            provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

      2.04 The office of the Executive shall be located at the principal office of the Company within the Racine, Wisconsin area and the Executive shall not be required to locate his office elsewhere without his prior written consent, nor shall he be required to be absent therefrom on travel status or otherwise more than ninety (90) working days in any year nor more than twenty (20) consecutive days at any one time.

III.  Compensation, compensation plans, perquisites

      3.01  (a)   For all services rendered by the Executive in
                  any capacity during the Period of Employment, including, without limitation, services as an executive, officer, director or member of any committee of the Company or of any subsidiary, division or affiliate thereof, the Executive shall be paid as compensation:

                  (i) A base salary (the Minimum Base Salary), payable not less often than monthly, at the rate of no less than $10,417 per month, with such increases in such rate as shall be awarded from time to time to reflect increases in the cost of living and such increases as shall be awarded from time to time in accordance with the Company's regular administrative practices of other salary increases applicable to executives of the
                         Company in effect on the date of this
                         Agreement (the Minimum Base Salary)
                         and

                  (ii) An annual incentive award or bonus under the Company's Management Incentive Plan, or such equivalent successor plan as may be adopted by the Company, upon a basis that will render total compensation for any calendar month, consisting of the Minimum Base Salary provided in clause (i) of this subparagraph 3.01
                         (a), plus the annual incentive award
                         for such month determined by dividing
                         the annual incentive award required by
                         this Agreement to be made for the
                         fiscal year of the Company in which
                         such month occurred by the number of
                         months in such fiscal year, equal to
                         no less than $11,667 per month.

            (b)   Subject to the provisions of clause
                  (ii) of subparagraph 3.01(a) above, nothing in this Agreement shall preclude a change in the mix between the base salary and annual incentive award of the Executive by increasing the base salary of the Executive, or the incentive award or both.

            (c)   Any increase in salary pursuant to
                  clause (i) of subparagraph 3.01(a) or in annual incentive award or other compensation shall in no way diminish any other obligation of the Company under this Agreement.

      3.02 During the Period of Employment the Executive shall be and continue to be a full participant in the Incentive Stock Option Plan of the Company and in any and all other executive incentive plans in which executives of the Company participate that are in effect on the date hereof and that may hereafter be adopted, including, without limitation, any stock option, stock purchase or stock appreciation right plans, or equivalent successor plans that may be adopted by the Company, with at least the same reward opportunities that have heretofore been provided. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the present practice of the Company.

      3.03 During the Period of Employment the Executive shall be entitled to perquisites, including without limitation, an office, secretarial and clerical staff, and to fringe benefits, including, without limitation, the business and personal use of one or more automobiles and payment or reimbursement of country club and luncheon club fees and dues, executive health programs, paid annual Mayo Clinic visit, income tax services, estate planning or other executive perquisites of the Company established for key employees, in each case at least equal to those incidental to his office on the date of this Agreement, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties.

      3.04 The compensation, perquisites and benefits provided for in this Section III, together with other matters therein set forth, are in addition to the benefits provided for in Sections IV and V of this Agreement.

IV.   Employee Benefit Plans

      4.01 The Executive, his dependents and beneficiaries, including, without limitation, any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Pension and Disability Plan of the Company, as defined in subparagraph 5.01(c) below, shall be entitled to all payments and benefits and service credit for benefits during the Period of Employment to which officers of the Company, their dependents and beneficiaries, are entitled as the result of the employment of such officers during the Period of Employment under the terms of employee plans and practices of the Company, including, without limitation, the Pension and Disability Plan of the Company, as defined in subparagraph 5.01(c) below, the Modine Contributory Employee Stock Ownership and Investment Plan, the 401(k) plan, its death benefit plans (consisting of its Group Insurance Plan for Management Employees providing term life insurance, accidental death and dismemberment insurance, and travel accident insurance), its disability benefit plans (consisting of its Income Protection Plan providing salary continuation, sickness and accident and long-term disability benefits), its medical, dental and health and welfare plans and other present or equivalent successor plans and practices of the Company, its subsidiaries and divisions, for which officers, their dependents and beneficiaries, are eligible, and to all payments or other benefits under any such plan or practice subsequent to the Period of Employment as a result of participation in such plan or practice during the Period of Employment.

      4.02 Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice, but, it being the intent of the parties that the Executive shall continue to be entitled during the Period of Employment to perquisites as set forth in paragraph 3.03 above and to benefits and service credit for benefits under paragraph 4.01 above at least equal to those attached to his position on the date of this Agreement, nothing in this Agreement shall operate or be construed to reduce, or authorize a reduction without the Executive's written consent in the level of such perquisites, benefits or service credit for benefits; in the event of any such reduction, by amendment or termination of any plan or practice or otherwise, the Executive, his dependents and beneficiaries, shall continue to be entitled to perquisites, benefits and service credit for benefits at least equal to the perquisites, benefits and service credit for benefits under such plans or practice that he or his dependents and beneficiaries would have received if such reduction had not taken place. If and to the extent that such perquisites, benefits and service credits are not payable or provided under any such plans or practices by reason of such amendment or termination thereof, the Company itself shall pay or provide therefor.

V.    Supplemental Retirement Benefit

      5.01 For the purpose of this Section V and any other provision of this Agreement:

            (a)   The term "Average Annual Earnings"
                  shall mean the arithmetic average of the Executive's Annual Earnings for the highest five consecutive calendar years during the last ten years immediately preceding the earlier of the calendar year of the Executive's Normal Retirement Date or termination of service with the Company; except that Annual Earnings in the year of Normal Retirement or termination may also be considered.

            (b)   The term "Annual Earnings" shall
                  mean all compensation paid to the Executive during the calendar year for services rendered to the Company (i.e. W-2 earnings, plus any amount contributed on behalf of the Executive to a Company sponsored qualified Salary Reduction Plan).

            (c)   The term "Pension and Disability
                  Plan" shall mean the Modine Pension and
                  Disability Plan for Salaried Employees that is in effect on the date hereof, and any amendments thereto which may hereafter be adopted.

            (d)   The term "Credited Service" shall
                  mean the period of the Executive's employment considered in determining the amount of benefit payable to or on behalf of the Executive in accordance with Section 2.3 of the Pension and Disability Plan, and including each year of this Employment
                  Agreement.

      5.02 Upon retirement or termination of employment hereunder, the Executive shall be entitled to the supplemental retirement benefit provided by this
            Section V in addition to all other benefits to which the Executive may be entitled including, without limitation, benefits under the Pension and Disability Plan.

      5.03  (a)   Subject to the other provisions of
                  this Section V, the Executive shall be
                  entitled to a supplemental retirement benefit on a straight life annuity basis payable by the Company commencing on the first day of the month immediately following the month in which he retires or terminates employment, and continuing on the first day of each month thereafter during his lifetime.

            (b)   The monthly payment provided for in
                  subparagraph 5.03(a) above shall be equal to one-twelfth of

                  (i)    two (2%) percent of the Executive's
                         Average Annual Earnings for each year
                         of Credited Service up to a maximum of
                         twenty (20) years, plus

                  (ii)   one (1%) percent of his Average Annual
                         Earnings for each year of Credited
                         Service in excess of twenty (20) years,
                         minus

                  (iii)  one-half (1/2) of the Primary Social
                         Security Benefit, as defined by
                         Section 1.1(w) of the Pension and
                         Disability Plan, annualized, minus

                  (iv)   his Retirement Pension benefit to which
                         he is entitled under the Pension and
                         Disability Plan.

      5.04 A joint and survivor or other optional method of payment applicable to the payment to the Executive of his Retirement Pension benefit under the Pension and Disability Plan, shall automatically be applicable to the payment of the supplemental retirement benefit provided by this
            Section V, upon the same terms and conditions, including reduction or discount factors, applicable under the Pension and Disability Plan; except that the limits of Section 4.7 of the Pension and Disability Plan shall not apply to this supplemental retirement benefit.

      5.05 In the event that the Company defaults in payment of all or any part of the supplemental retirement benefit hereinbefore provided by this
            Section V and fails to remedy such default within thirty days after having received notice from the Executive or his beneficiary, the Company shall thereupon pay to the Executive or his beneficiary, as the case may be, in full discharge of its obligations under this Section V, (i) a lump sum amount actuarially equivalent, based on the same assumption and discount factors as would be applicable under the Retirement Income Plan for Salaried Employees as then in effect, to the future payments otherwise payable under this Section V, and (ii) an amount equal to any and all past due payments under this Section V.

VI.   Effect of Death or Disability

      6.01 In the event of the death of the Executive during the Period of Employment, the legal representative of the Executive shall be entitled to the compensation provided for in paragraph 3.01 above for the month in which death shall have taken place, at the rate being paid at the time of death, and the Period of Employment shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect of the Executive's death.

      6.02  (a)   The term "Disability," as used in
                  this Agreement, shall mean an illness or accident occurring during the Period of Employment which prevents the Executive from performing his duties under this Agreement.

            (b)   In the event of the Disability of
                  the Executive during the Period of
                  Employment, the Executive shall be entitled to the benefits provided for in paragraph
                  4.01 above, at the rate being paid at the time of the commencement of Disability. In addition, after a disability period of twelve
                  (12) months, the Executive shall receive disability payments of 60% of the monthly compensation set forth in paragraphs 3.01(a)(i) and 3.01(a)(ii) less the amount of any Company group insured long-term disability benefits he receives.

VII.  Termination

      7.01 The Company may at its option terminate this Agreement at any time during the term hereof. In the event of a termination, as defined in paragraph
            7.03 below, during the Period of Employment, the provisions of this Section VII shall apply. Any provision of this Agreement to the contrary notwithstanding, the payments, benefits, service credit for benefits and other matters provided by this Section VII in the event of such a Termination are in addition to any payments, benefits, service credit for benefits and other matters provided by
            Section V that may apply in such event.

      7.02 In the event of a Termination and subject to compliance by the Executive with the provisions of
            Section IX below, relating to confidential information, the Company shall, as liquidated damages or severance pay, or both, or payment for services rendered in the past, pay to the Executive and provide him, his dependents, beneficiaries and estate, with the following:

            (a) The Company shall pay the Executive (i) the compensation provided in paragraph 3.01 above for the month in which Termination shall have occurred at the rate being paid at the time of Termination and (ii) an amount equal to the Average Annual Earnings of the Executive, as defined in subparagraph 5.01(a) above, at the end of each month thereafter commencing with the month next following the month in which Termination occurred and continuing during the remainder of the Period of Employment but in no event beyond the month in which the death of the Executive shall have occurred nor beyond the last month, if any, for which the Executive would be entitled to payment in respect of Disability under paragraphs 6.01 and 6.02(b) above in the absence of such Termination.

            (b) During the period that the payments provided for in subparagraph (a) of this paragraph 7.02 are required to be made, the Executive, his dependents and beneficiaries, shall continue to be entitled to all benefits under employee benefit plans of the Company as if the Executive were still employed during such period under this Agreement and, if and to the extent that such benefits shall not be payable or provided under any such plan by reason of the Executive no longer being an employee of the Company as the result of Termination, the Company shall itself pay or provide for payment to the Executive, his dependents and beneficiaries, of such benefits and the service credit for benefits provided for in subparagraph 7.02(c) below.

            (c) The period in which the payments provided for in subparagraph (a) of this paragraph 7.02 are required to be made shall be considered

                  (i) service with the Company for the purpose of continued credits under the employee benefit plans referred to in paragraph 4.01 above and all other benefit plans of the Company applicable to the Executive or his beneficiaries as in effect immediately prior to Termination but prior to any reduction of benefits thereunder as the result of amendment or termination during the Period of Employment;

                  (ii) service within the meaning of subparagraph 5.01(d) above for purposes of Section V above; and

                  (iii) service with the Company for purposes of determining payments and other rights in respect of awards made or accrued prior to Termination under the executive incentive plans referred to in paragraph 3.02 above and all other incentive plans of the Company in which the Executive was a participant prior to Termination.

      7.03 The word "Termination," for the purpose of this Section 7 and any other provisions of this Agreement, shall mean:

            (a) Termination by the Company of the employment of the Executive for any reason other than for Cause as defined in paragraph 7.04 below or for Disability as defined in subparagraph 6.02(a) above or death.

            (b) Termination by the Executive of his employment with the Company upon the occurrence of any of the following events:

                  (i) Failure to elect or reelect the Executive to the Board of Directors of the Company, if the Executive shall have been a member of the Board of Directors on the date of this Agreement or at any time thereafter during the Period of Employment, or failure to elect or reelect the Executive to, or removal of the Executive from, the office(s) described in paragraph 2.01(a) above and Exhibit A to this Agreement.

                  (ii) A significant change in the nature or scope of the authorities, powers, functions or duties attached to the position described in paragraph 2.01 above and Exhibit A to this Agreement, or a reduction in compensation, which is not remedied within 30 days after receipt by the Company of written notice from the Executive.

                  (iii) A determination by the Executive made in good faith that as a result of a Change in Control of the Company, as defined in Section XVI below, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and contemplated by
                         Section II of this Agreement and the situation is not remedied within 30 days after receipt by the Company of written notice from the Executive of such determination.

                  (iv) A breach by the Company of any provision of this Agreement not embraced within the foregoing clauses
                         (i), (ii), and (iii) of this subparagraph 7.03(b) which is not remedied within 30 days after receipt by the Company of written notice from the Executive.

                  (v) The liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under this Agreement but without releasing the company that is the original party to this Agreement;

                  provided that in any event set forth in this subparagraph 7.03(b) above, the Executive shall have elected to terminate his employment under this Agreement upon not less than forty and not more than ninety days' advance written notice to the Board of Directors of the Company, attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after

                  (A) failure to be so elected or reelected, or removal
                  (B) expiration of the thirty-day cure period with respect to such event, or (C) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets, as the case may be.

            An election by the Executive to terminate his employment given under the provisions of this paragraph 7.03 shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Company.

      7.04 For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only

            (a) if termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or

            (b) if there has been a breach by the Executive during the Period of Employment of the provisions of
                  Section IX relating to confidential information, and such breach results in demonstrably material injury to the Company, the Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Company pursuant to resolution duly adopted by the Board of Directors of the Company after notice to the Executive and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter;

            provided that there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraphs (a) or (b) above, specifying the particulars thereof in detail.

            Anything in this paragraph 7.04 or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place
            (i) as the result of bad judgment or negligence on the part of the Executive, or (ii) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or
            (iii) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company, or (iv) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws of the Company, or (B) the laws of the State of Wisconsin or (C) the directors' and officers' liability insurance of the Company, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (v) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omissions could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the Executive), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (vi) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Executive) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

      7.05 In the event that the Executive's employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under paragraph 7.01 above shall be questioned by the Company, or the Company shall withhold payments or provision of benefits because the Executive is alleged to be engaged in Competition in breach of the provisions of paragraph 9.03 below or for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration within the Racine, Wisconsin area or other mutually agreeable area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Company or to institute a judicial proceeding, in either case within ninety days after having received notice of termination of his employment or notice in any form that the termination of his employment under paragraph 7.03(b) is subject to question or that the Company is withholding or proposes to withhold payments or provision of benefits or within such longer period as may reasonably be necessary for the Executive to take action in the event that his illness or incapacity should preclude his taking such action within such ninety-day period.

      7.06  (a)   In the event that the Company defaults on
                  any obligation set forth in paragraph 7.02 of this Agreement and shall have failed to remedy such default within thirty (30) days after having received written notice of such default from the Executive, in addition to all other rights and remedies that the Executive may have as a result of such default, the Executive may demand and the Company shall thereupon be required to deposit, with the third-party stakeholder hereinafter described, an amount equal to the undiscounted value of any and all undischarged, future obligations of the Company under paragraph 7.02 of this Agreement and such amount shall thereafter be held, paid, applied or distributed by such third-party stakeholder for the purpose of satisfying such undischarged, future obligations of the Company when and to the extent that they become due and payable. Any interest or other income on such amount shall be paid over currently as earned to the Company. To the extent not theretofore expended, such amount shall be repaid to the Company at such time as the third-party stakeholder, in its sole discretion, reasonably exercised, determines, upon the advice of counsel and after consultation with the Company and the Executive or, in the event of his death, his beneficiary, that all obligations of the Company under paragraph
                  7.02 hereof have been substantially
                  satisfied.

            (b) Such amount under (a) above shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the Company and a firm of certified public accountants selected by the Executive, in each case upon the advice of actuaries to the extent the certified public accountants consider necessary, and, in the event such two firms of accountants are unable to agree on a resolution of the question, such amount shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

            (c) The third-party stakeholder, the fees and expenses of which shall be paid by the Company, shall be a national or state bank or trust company having a combined capital, surplus and undivided profits and reserves of not less than Ten Million Dollars ($10,000,000) which is duly authorized and qualified to do business in the state in which the Executive resides at the time of such default.

VIII. No Obligation to Mitigate Damages

      8.01 In the event of a termination, as defined in paragraph 7.03 above, the Executive shall not be required to mitigate the amount of compensation and benefits set forth in paragraph 7.02 above by seeking employment with others, or otherwise, nor shall the amount of such compensation and benefits be reduced or offset in anyway by any income or benefits earned by Executive from another employer or other source after the termination becomes effective.

IX.   Confidential Information, Non Compete

      9.01 The Executive agrees not to disclose, (either while in the Company's employ, while engaged as a consultant or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company), any confidential information obtained by him while in the employ of the Company, including, without limitation, information relating to any of the Company's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or Court order. The Agreement herein made in this paragraph 9.01 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Company, its subsidiaries and affiliates.

      9.02 The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, and he will surrender to the Company any record, list, drawing, blueprint, specification or other document or property of the Company, its subsidiaries and affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company, its subsidiaries and affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

      9.03  (a)   Subject to the provisions of paragraph 7.05 above,
                  there shall be no obligation on the part of the Company to make any further payments provided for in Section VI above or to provide any further benefits specified in such Section VI if` the Executive shall, during the period that such payments are being made or benefits provided, engage in Competition with the Company as hereinafter defined, provided all of the following shall have taken place:

                  (i) the Secretary of the Company, pursuant to resolution of the Board of Directors of the Company, shall have given written notice to the Executive that, in the opinion of the Board of Directors, the Executive is engaged in such Competition, specifying the details;

                  (ii)   the Executive shall have been given a
                         reasonable opportunity upon reasonable notice to appear before and to be heard by the Board of Directors prior to the determination of the Board evidenced by such resolution;

                  (iii) the Executive shall neither have ceased to engage in such Competition within thirty days from his receipt of such notice nor diligently taken all reasonable steps to that end during such thirty-day period and thereafter.

            (b) The word "Competition" for the purposes of this paragraph 9.03 and any other provision of this Agreement shall mean (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products, which constituted 5% or more of the sales of the Company and its subsidiaries and affiliates during the last fiscal year of the Company preceding the termination of the Executive's employment, in any geographical area in which the Company, its subsidiaries or affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Company within the meaning of this paragraph 9.03,
                  (ii) soliciting any person who is a customer of the businesses conducted by the Company, or any business in which the Executive has been engaged on behalf of the Company and its subsidiaries or affiliates at anytime during the term of this Agreement on behalf of a business described in clause (i) of this subparagraph 9.03(b) or (iii) inducing or attempting to persuade any employee of the Company or any of its subsidiaries or affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this subparagraph 9.03(b).

            (c) The Executive agrees, in addition to the provisions relating to Competition set forth in subparagraph 9.03(a) above, that, he will not engage in Competition as defined in subparagraph 9.03(b) above, during the Period of Employment, and during the twenty-four (24) months immediately thereafter; provided, however, that the competition prohibition during the twenty-four (24) month following the Period of Employment shall not be applicable should there be a "Change in Control of the Company" as defined in Article XVII.

X.    Withholding

      Anything to the contrary notwithstanding, all payments required to be made by the Company under this Agreement to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.

XI.   Notices

      All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address given from time to time by the parties to this Agreement which address shall be such address as the addressee may have given most recently by a similar notice. Any such notice delivered in person shall be deemed to have been received on the date of delivery.

XII.  General Provisions

      12.01 There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to the Executive, his dependents, beneficiaries or estate, provided for in this Agreement.

      12.02 The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

      12.03 No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

      12.04 (a)   No right, benefit or interest hereunder, shall
                  be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

            (b) The Executive shall not have any present right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Agreement.

            (c) Except for the provisions of paragraph 7.06 above, nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person.

            (d) Except for the provisions of paragraph 7.06 above, to the extent that any person acquires a right to receive payments from the Company under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the Company.

            (e) Except for the provisions of paragraph 7.06 above, all payments to be made under this Agreement shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement.

      12.05 The term "beneficiaries" as used in this Agreement shall, in the event of the death of the Executive, include any person, including a corporate or individual beneficiary designated by the Executive in a written instrument in form acceptable to and filed with the Company. In the absence of such designation, or if the designation is invalid for any reason, the benefits shall then be paid to the Executive's estate.

      12.06 In the event of the Executive's death or a judicial determination of his incompetence, reference in this

            Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

      12.07 If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

      12.08 The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

      12.09 This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Company and its successors as provided in Section XVI hereof.

      12.10 This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

XIII. Amendment or Modification: Waiver

      No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company hereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

XIV.  Severability

      Anything in this Agreement to the contrary notwithstanding:

      (a)   In the event that any provision of this
            Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement and parts of such provision not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law:

      (b) Any provision of this Agreement, or portion thereof, which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision, or portion thereof, shall be valid and enforceable in such jurisdiction; and

      (c) Any provision of this Agreement, or portion thereof, which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision, or portion thereof, shall be valid and enforceable.

XV.   Successors to the Company

      Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term
      "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

XVI.  Change in Control

      For the purpose of this Agreement, the term "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (355) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

XVII. Governing Law

      The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Wisconsin without giving effect to the principles of conflict of laws thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              MODINE MANUFACTURING COMPANY


                              BY     s/E. E. Richter
                                -----------------------------------
                                        President
(SEAL)

Attest:


    s/W. E. Pavlick
--------------------------
Secretary


                                          s/R. T. Savage
                                -----------------------------------

                            EXHIBIT A

Period                                       Title
------                                       -----

                        EXHIBIT 10(d)




                  MODINE MANUFACTURING COMPANY
                    1985 INCENTIVE STOCK PLAN

                   (as amended July 19, 1989)
                   (as amended July 18, 1990)
                  (as amended January 15, 1997)

     1. PURPOSE. The Modine Manufacturing Company 1985 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Modine Manufacturing Company (the "Company") and its majority owned subsidiaries, by providing them with opportunities to acquire Common Stock of the Company ("Common Stock") or monetary payments based on the value of such shares pursuant to the Benefits described herein.

     2. ADMINISTRATION. The Board of Directors of the Company shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Benefits issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. Any or all powers and discretion vested in the Board under this Plan (except the power to amend or terminate the Plan) may be exercised by a committee of at least two directors (the "Committee") authorized by the Board to do so. Composition of the Committee is intended to satisfy the requirements of Rule 16 b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. PARTICIPANTS. Participants will consist of such key employees (including officers) of the Company or any or all of its present or future majority owned subsidiaries as the Board of Directors in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board of Directors may designate from time to time to receive Benefits under the Plan. Benefits may be granted under this Plan to persons who have received options or other Benefits under this or other plans of the Company.

     4. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Purchase Agreements; (b) Stock Awards or Bonuses; (c) Stock Options (incentive stock options and non-qualified stock options with or without tax offset bonuses and discounted stock options); (d) Stock Appreciation Rights; (e) Restricted Stock; (f) Performance Unit Plans; (g) Performance Share Plans; and (h) Book Value Stock Plans; all as generally described hereinafter and all subject to such features currently utilized in connection with such Benefits or as developed hereafter which comply with appropriate Internal Revenue Service, Securities and Exchange Commission, or other regulations, and such other terms and conditions all as the Board of Directors may deem appropriate.

     5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 2,250,000 shares of Common Stock (except as supplemented hereinafter provided in Paragraph 15), $0.625 par value, which may be authorized but heretofore unissued shares or shares reacquired by the Company, including shares purchased on the open market. Any shares subject to the options, rights, agreements, plans, or awards as described hereinafter or issued under such options, rights, agreements, plans or awards may thereafter be subject to new options, rights, agreements, plans or awards under this Plan if there is a lapse, expiration or termination of any such options, rights, agreements, plans or awards prior to issuance of the shares or payment of the equivalent or if shares are issued under such options, rights, agreements, plans or awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     6. STOCK PURCHASE AGREEMENTS. Stock Purchase Agreements will consist of agreements for the present or future sale of Common Stock by the Company to a participant at such prices and on such terms and conditions as the Board of Directors deems appropriate.

     7. STOCK AWARDS. Stock Awards will consist of shares of Common Stock transferred to participants without other payment therefor as a bonus for service rendered to the Company and its majority owned subsidiaries.

     8. STOCK OPTIONS. Stock Options will consist of options to purchase shares of Common Stock at purchase prices determined by the Committee at the date such option is granted. Except regarding Incentive Stock Options, such option price may be less than the fair market value of Modine Common Stock on the date of grant, but in no event shall the option price be less than the par value of the shares. Such options will be exercisable not later than ten years after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death.

     9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights, granted in conjunction with a stock option, will consist of rights to receive an amount equal to the appreciation in fair market value since the date of grant in lieu of exercising the corresponding stock option.

    10. RESTRICTED STOCK. Restricted Stock will consist of shares of Common Stock which are transferred to the employee but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination, and may be subject to a substantial risk of forfeiture. Shares of Restricted Stock may be granted to the employee at no charge, or they may be sold to him. Restrictions on the shares of stock may lapse over a period of time. As the restrictions lapse, the employee has unrestricted shares which
he may sell or transfer.   If, however, the restrictions are
violated prior to their lapse, those shares still subject to such restrictions are forfeited by the employee, and must be returned to the Company.

    11. PERFORMANCE UNIT PLANS. A Performance Unit Plan will provide for units, contingently granted, which entitle the employee to cash payments or their equivalent in shares of stock valued at the time of the grant (i.e., the unit value remains constant and does not fluctuate with changes in the market value of the stock), if predetermined objectives are met.

    12. PERFORMANCE SHARE PLANS. A Performance Share Plan will provide for artificial shares, contingently granted, which entitle the employee to actual shares of Common Stock or their cash equivalent at the time of payment (i.e., the unit value may appreciate or decline depending on future market value of the stock), if predetermined objectives are achieved.

    13. BOOK VALUE STOCK PLANS. A Book Value Stock Plan will permit the employee to purchase shares of Common Stock at book value. Such "book value" stock may be required to be resold to the Company upon termination of the employment relationship, or at other specified times at the then-book value of the stock.

    14. FORM OF PAYMENT. Payments required, if any, upon a participant's exercise of Benefits under the Plan may be made in the form of: (a) cash; (b) Company stock; (c) a combination of Company stock and cash; or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and applicable law.

    15. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences. If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Benefits granted to, or available for, present or future participants of this Plan, but in no event shall the total number of shares reserved for issuance under this Plan be increased by more than an additional, 20% by reason of this provision.

    16. NONTRANSFERABILITY. Each Benefit granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or prior to the termination of any Benefit held by him hereunder, each Benefit theretofore granted to him shall be exercisable or payable to the extent provided therein but not later than one year after his death (and not beyond the stated duration of the Benefit). Any such exercise or payment shall be made only:

    (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

    (b) To the extent, if any, that the deceased participant was entitled at the date of his death.

    17. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Board of Directors determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under such Benefits, provisions to assist the participant in financing the acquisition of Common Stock, provisions for prepayment at the participant's election of the purchase price of Common Stock under such Benefits, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under such Benefits, provisions giving the Company the right to repurchase shares acquired under any form of Benefits in the event the participant elects to dispose of such shares, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

    18. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

    19. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the

Plan shall, without approval of the stockholders of the Company,
(i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common stock which may be made subject to Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the Plan.

    20. SHAREHOLDER APPROVAL. The Plan has been adopted by the Board of Directors on January 16, 1985, subject to approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within twelve months of the adoption of the Plan by the Board of Directors.

    21. SECTION 16 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite-way transaction within six months that jeopardizes the exemption, it shall be deemed null and void.


ms 12/10/96

                        EXHIBIT 10(i)

                                        EXISTING DIRECTOR EMERITI


                 DIRECTOR EMERITUS AGREEMENT

     This Agreement made and entered into this   19th  day
                                               ------
of  December, 1984 by and between   B. H. Regenburg
  ----------                      ------------------------
(hereinafter "DIRECTOR EMERITUS") and MODINE MANUFACTURING
COMPANY (hereinafter "MODINE"), a corporation formed and existing under the laws of the State of Wisconsin, United
States of America,

     WITNESSETH that

     WHEREAS, DIRECTOR EMERITUS has served as a Director of MODINE for a considerable period of time; and

     WHEREAS, DIRECTOR EMERITUS has attained such status pursuant to MODINE By-law 2.12 at the close of the term in which the DIRECTOR EMERITUS attained the age of seventy (70) years or has been conferred the status of DIRECTOR EMERITUS by resolution of the MODINE Board of Directors; and

     WHEREAS, compensation for serving as a Director of MODINE included retirement income in the form of DIRECTOR
EMERITUS compensation (such retirement income being hereinafter referred to as "DIRECTOR EMERITUS compensation"), and

     WHEREAS, MODINE and DIRECTOR EMERITUS desire to reduce to writing the understanding between the parties;

     NOW THEREFORE, in consideration of the mutual covenants herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

     1. MODINE shall pay and DIRECTOR EMERITUS shall receive DIRECTOR EMERITUS compensation comprised of retainer fees and monthly meeting fees.

     2.   The retainer fees shall consist of a payment of
  $1,000   dollars per quarter annual period in the months of
----------
March, June, September and December.

     3.   The meeting fees shall consist of a payment of
 $500   dollars each on a monthly basis whether or not a
-------
Board of Directors meeting is held or whether or not DIRECTOR
EMERITUS is in attendance.

     4. DIRECTOR EMERITUS shall receive notice of meetings of the Board of Directors, shall be invited to and welcomed to all meetings of the Board of Directors and of the stockholders of MODINE, and shall receive such reimbursement for reasonable expenses, if any, for attendance at meetings of the Board of Directors as the Board of Directors shall determine.

     5. The DIRECTOR EMERITUS shall not be entitled to a vote at the Board of Directors meeting and shall not have any duties or powers of a Director of MODINE.

     6. The term of this Agreement shall commence upon the date hereof and shall continue until death of the DIRECTOR EMERITUS. The foregoing notwithstanding, this Agreement shall immediately terminate and be of no further force or effect and DIRECTOR EMERITUS shall cease to be a DIRECTOR EMERITUS if DIRECTOR EMERITUS breaches the provisions of Paragraph 7 of this Agreement.

     7. DIRECTOR EMERITUS shall consider meetings of the Board of Directors of MODINE to be confidential and shall not disclose the contents thereof to any third party without the express written consent of MODINE; provided, however, this covenant shall not pertain to such matters as have been publicly made available or disclosed by MODINE.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

                         MODINE MANUFACTURING COMPANY

                         BY    s/E. E. Richter
                            ----------------------------------
                              PRESIDENT

ATTEST:


  s/W. E. Pavlick
----------------------
     Secretary

                            s/B. H. Regenburg
                         ---------------------------------------
                         Director Emeritus (B. H. Regenburg)

                        EXHIBIT 10(m)


                  MODINE MANUFACTURING COMPANY
                1994 INCENTIVE COMPENSATION PLAN

                  (as amended January 15, 1997)

     1. PURPOSE. The Modine Manufacturing Company 1994 Incentive Compensation Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Modine Manufacturing Company (the "Company") and its majority owned subsidiaries by providing them with opportunities to acquire Common Stock of the Company ("Common Stock") , receive monetary payments based on the value of such shares pursuant to the stock-based benefits ("Benefits") described herein, or receive cash or Common Stock bonuses upon attainment of specified financial goals of the Company.

     2. ADMINISTRATION.

        (a) Procedure.  The Board  of Directors of the Company
            ---------
shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Benefits issued under it shall be determined by the Board and such determination shall be final and binding upon all persons.

        (b) Committee.  Any or all powers and discretion vested
            ---------
in the Board under this Plan may be exercised by a committee of at least two directors (the "Committee") authorized by the Board to do so. Composition of the Committee is intended to satisfy the requirements of Rule 16 b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

        (c) Powers of the Board.  Subject to the provisions of
            -------------------
the Plan, the Board shall have the authority, in its discretion:
(i) to grant or award Benefits under the Plan; (ii) to determine, in accordance with the provisions of the Plan, the fair market value of the Common Stock; (iii) to determine, in accordance with the provisions of the Plan, the exercise price per share of options to be granted; (iv) to determine the employees to whom, and the time or times at which, options or other Benefits shall be granted and the number of shares to be represented by each option or other Benefit; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option or other Benefit granted or awarded (which need not be identical) and, with the consent of the holder thereof, modify or amend each option or other Benefit; (viii) to reduce the exercise price per share of outstanding and unexercised options; (ix) to accelerate or defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant or award of an option or other Benefit; and
(xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (d) Effect of Decisions.  All decisions, determinations,
            -------------------
and interpretations of the Board, or the Committee, as the case may be, shall be final and binding on all participants and any other holders of any Benefits granted or awarded under the Plan.

        (e) Section 16 Compliance.  With respect to persons
            ---------------------
subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite-way transaction within six months that jeopardizes the exemption, it shall be deemed null and void.

     3. PARTICIPANTS; GENERAL TERMS AND CONDITIONS.

        (a) Employees.  Participants will consist of such key employees
            ---------
(including officers) of the Company or any or all of its present or future majority owned subsidiaries as the Board of Directors in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board of Directors may designate from time to time to receive Benefits under the Plan. Benefits may be granted under this Plan to persons who have received options or other Benefits under this or other plans of the Company.

        (b) Maximum Number.  The maximum number of shares with respect
            --------------
to which a Benefit may be granted or awarded to any participant in any one year of the Company shall not exceed one hundred fifty thousand (150,000) shares.

        (c) General Terms and Conditions.  The Committee shall
            ----------------------------
determine the time or times at which Benefits shall be granted or awarded, the number of Benefits granted or awarded (subject to the limitation of this Section 3(b) above), and such other terms and conditions of the Benefits in addition to those set forth in this Plan which comply with applicable Internal Revenue Service, Securities and Exchange Commission, or other laws and regulations, all as the Committee deems appropriate.

     4. BENEFITS.

        (a) Types.  Benefits under the Plan may be granted in any
            -----
one or a combination of:

            (1) Stock Purchase Agreements.  Stock Purchase
                -------------------------
Agreements will consist of agreements for the present or future sale of Common Stock by the Company to a participant at such prices and on such terms and conditions as the Board or Committee deems appropriate.

            (2) Stock Awards or Bonuses.  Stock Awards or Bonuses
                -----------------------
will consist of shares of Common Stock transferred to participants with or without other payment therefor as a bonus for services rendered or to be rendered to the Company and its majority owned subsidiaries.

            (3) Stock Options (incentive stock options and
                ------------------------------------------
                non-qualified stock options with or without tax
                -----------------------------------------------
                offset bonuses and discounted stock options):
                --------------------------------------------

                (i)  Exercise Price.  Stock Options will consist
                     --------------
of options to purchase shares of Common Stock at purchase prices determined by the Board or Committee at the date such option is granted. Except regarding Incentive Stock Options, such option price may be less than the fair market value of Common Stock on the date of grant, but in no event shall the option price be less than the par value of the shares. The fair market value shall be the closing price per share of Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on the date of grant. If the Common Stock ceases to be listed on the NASDAQ National Market System, the Board or Committee shall designate an alternative method of determining the fair market value of the Common Stock.

                (ii) Term.  Such options will be exercisable not
                     ----
later than ten years after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death.

            (4) Stock Appreciation Rights:  Stock Appreciation
                -------------------------
Rights, granted in conjunction with a stock option, will consist of rights to receive an amount equal to the appreciation in fair market value since the date of grant in lieu of exercising the corresponding stock option.

            (5) Restricted Stock:  Restricted Stock will consist
                ----------------
of shares of Common Stock which are transferred to the participant but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination, and may be subject to a substantial risk of forfeiture. Shares of Restricted Stock may be granted to the participant at no charge, or they may be sold to the participant. Restrictions on the shares of stock may lapse over a period of time. As the restrictions lapse, the participant has
unrestricted shares which then may be sold or transferred.   If,
however, the restrictions are violated prior to their lapse, those shares still subject to such restrictions are forfeited by the participant, and must be returned to the Company.

            (6) Performance Unit Plans:  A Performance Unit Plan
                ----------------------
will provide for units, contingently granted, which entitle the participant to cash payments or their equivalent in shares of stock valued at the time of the grant (i.e., the unit value remains constant and does not fluctuate with changes in the market value of the stock), if predetermined objectives are met.

            (7) Performance Share Plans:  A Performance Share
                -----------------------
Plan will provide for artificial shares, contingently granted, which entitle the participant to actual shares of Common Stock or their cash equivalent at the time of payment (i.e., the unit value may appreciate or decline depending on future market value of the stock), if predetermined objectives are achieved.

            (8) Book Value Stock Plans:  A Book Value Stock Plan
                ----------------------
will permit the participant to purchase shares of Common Stock at book value. Such "book value" stock may be required to be resold to the Company upon termination of the employment relationship, or at other specified times at the then book value of the stock.

            (9) Annual Stock or Cash Incentive Plans.  An annual
                ------------------------------------
Stock or Cash Incentive Plan will allow the participant to receive, in addition to the participant's base salary, annual stock or cash bonuses (portions of which may be paid quarterly over the course of the fiscal year) based upon the financial performance of the Company. The performance measurement for the stock or cash bonus will be based on Company pre-tax profit less fifteen percent of shareholder equity, subject to a formula determined by the Board or Committee for payout once this threshold is met. The maximum annual formula award may be fixed at up to one hundred percent of the participant's base salary with the Board or Committee designating the percentage level of participation and maximum bonus for each officer of the Company while management designates the percentage level of participation and maximum bonus for other participants. The Board or Committee will determine whether the bonuses will be payable to participants in stock or cash or a combination of stock and cash.

        (b) Written Agreement.  Each grant or award of a Benefit
            -----------------
shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law and shall be signed by an officer of the Company and the participant.

    5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of three million (3,000,000) shares of Common Stock (except as supplemented hereinafter provided in Section 8), $0.625 par value, which may be newly-issued shares, authorized but heretofore unissued shares or shares reacquired by the Company, including shares purchased on the open market. Any shares subject to the options, rights, agreements, plans, or awards as described hereinafter or issued under such options, rights, agreements, plans, or awards may thereafter be subject to new options, rights, agreements, plans or awards under this Plan if there is a lapse, expiration or termination of any such options, rights, agreements, plans or awards prior to issuance of the shares or payment of the equivalent or if shares are issued under such options, rights, agreements, plans, or awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof; provided, however, issued shares reacquired by the Company may only be subject to new options, rights, agreements, plans, or awards if the participant received no benefit of ownership from the shares.

    6. FORM OF PAYMENT. Payments required, if any, upon a participant's exercise of Benefits under the Plan may be made in the form of: (a) cash; (b) Company stock; (c) a combination of Company stock and cash; or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and applicable Internal Revenue Service, Securities and Exchange Commission, or other laws or regulations.

    7. WITHHOLDING TAXES. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Benefit under the Plan or with respect to any exercise of any stock option granted under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the award or that is received upon the exercise of the stock option that gives rise to the withholding requirement.
The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Company may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

    8.  ADJUSTMENT PROVISIONS.

        (a) Changes in Capitalization. If the Company shall at
            -------------------------
any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Benefit shall not be changed.

        (b) Reorganization, Sale, etc.  Benefits may also contain
            -------------------------
provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation, or similar occurrences.

            (1) Substitutions and Assumptions.  If the Company
                -----------------------------
acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Benefits granted to, or available for, present or future participants of this Plan. The number of shares reserved for issuance pursuant to Section 5 may be increased by the corresponding number of options or other benefits assumed and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

    9. NONTRANSFERABILITY. Benefits (other than non-qualified stock options) granted under the Plan to an employee shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and shall be exercisable, during the participant's lifetime, only by the participant; non-qualified stock options granted under the Plan to a participant may be assignable or transferable by the participant to or for the benefit of a member of the participant's family. In the event of the death of a participant during employment or prior to the termination of any Benefit held by the participant hereunder, each Benefit theretofore granted to the participant shall be exercisable or payable to the extent provided therein but not later than one year after the participant's death (and not beyond the stated duration of the Benefit). Any such exercise or payment shall be made only:

        (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

        (b) To the extent, if any, that the deceased participant was entitled at the date of the participant's death.

    10. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Board or Committee determines appropriate, including without limitation, provisions for the installment purchase of Common
Stock under such Benefits, provisions to assist the participant in financing the acquisition of Common Stock, provisions for prepayment at the participant's election of the purchase price of Common Stock under such Benefits, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under such Benefits, provisions giving the Company the right to repurchase shares acquired under any form of Benefit in the event the participant elects to dispose of such shares, provisions to comply with federal and state tax or securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan or written agreement.

    11. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by designation as a participant under the Plan.

    12. EMPLOYEES IN FOREIGN COUNTRIES. The Board or Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the Benefits granted or awarded to employees employed in such countries and to meet the objectives of the Plan.

    13. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board or Committee may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan;
(ii) change the minimum purchase price, if any, of shares of Common stock which may be made subject to Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the Plan.

    14. UNFUNDED STATUS OF PLAN.  It is presently intended that the
Plan constitute an "unfunded" plan for incentive compensation. The Board or Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Board or Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    15. SHAREHOLDER APPROVAL. The Plan has been adopted by the Board of Directors on March 15, 1994, and shall be effective upon approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within twelve months of the adoption of the Plan by the Board of Directors.

ms 12/10/96

                        EXHIBIT 10(n)




                  MODINE MANUFACTURING COMPANY
        1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                  (as amended January 15, 1997)

     1. PURPOSE. The Modine Manufacturing Company 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") is intended to promote the interests of Modine Manufacturing Company (the "Company") and its stockholders by providing potential compensation for the non-employee members of the Company's Board of Directors, thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as its directors. Options granted under the Directors' Plan are intended to be of a type that does not meet all of the requirements of Section 422A of the Internal Revenue Code of 1954 as heretofore and hereafter amended, and the Directors' Plan shall be construed so as to carry out that intention.

     2. ADMINISTRATION.

        (a) Procedure; Disinterested Directors.  The Board will
            ----------------------------------
administer the Plan; provided, however, that the Board may appoint a committee (the "Committee") of two (2) or more directors to administer the Plan if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) Powers.  Grants of Options under the Plan and the
            ------
amount, price, and timing of the awards to be granted will be automatic as described in Section 5. However, all questions of interpretation of the Plan will be determined by the Board or the Committee, as applicable, and such determination will be final and binding upon all parties.

        (c) Section 16 Compliance.  Transactions under this
            ---------------------
Directors' Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Directors' Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite way transaction that jeopardizes the exemption, it shall be deemed null and void.

     3. PARTICIPANTS. Participants shall consist of all present or future directors of the Company who are not employees of the Company.

     4. SHARES RESERVED UNDER THE DIRECTORS' PLAN. There is hereby reserved for issuance under the Directors' Plan an aggregate of five hundred thousand (500,000) shares of Common Stock, $0.625 par value, which may be newly-issued, authorized but heretofore unissued shares or shares reacquired by the
Company, including shares purchased on the open market.   Any
shares subject to Directors' Stock Options or issued under such options may thereafter be subject to new options under this Directors' Plan, if there is a lapse, expiration or termination of any such options prior to issuance of the shares or if shares are issued under such options, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     5. NUMBER OF SHARES TO BE GRANTED EACH ELIGIBLE DIRECTOR;
EXERCISE.

        (a) Automatic Grant.  Within thirty (30) days after
            ---------------
election or re-election to the Board of Directors by the Company's stockholders, each director so elected or re-elected shall be automatically granted an option for that number of shares equal to the multiple of five thousand (5000) and the number of years in the term to which he has been elected to the Company's Board of Directors.

        (b) Exercise.  An option may be exercised in whole at any
            --------
time or in part from time to time.

        (c) Written Agreement.  Each option shall be evidenced by
            -----------------
an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Directors' Plan and applicable law, and which shall be signed by one or more designated members of the Board or Committee and the non-employee director.

     6. OPTION PRICE; TERM. Directors' Stock Options shall consist of options to purchase shares of Common Stock at purchase prices not less than 100 percent of the fair market value of the shares on the date the option is granted. The fair market value per share shall be the closing price per share of the Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on the date of grant. If the Common Stock ceases to be listed on the NASDAQ National Market System, the Board shall designate an alternative method of determining the fair market value of the Common Stock. Such options will be exercisable not later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason other than death.

    7. FORM OF PAYMENT. Payments required upon a particular exercise of Directors' Stock Options under the Directors' Plan may be made in the form of (a) cash; (b) Company Stock; (c) a combination of Company Stock and cash; or (d) such other forms or means which the Board or Committee shall determine at its discretion and in such manner as is consistent with the

Directors' Plan's purpose and applicable Internal Revenue
Service, Securities Exchange Commission, or other laws or regulations.

    8. WITHHOLDING TAXES. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any exercise of any Stock Option granted under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is received upon the exercise of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Board or Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

     9. ADJUSTMENT PROVISIONS.

        (a) Changes in Capitalization.  If the Company shall at
            -------------------------
any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Directors' Plan and the number of shares covered by each outstanding Director's Stock Option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such option shall not be changed.

        (b) Reorganizations, sale, etc.  Directors' Stock Options
            ---------------------------
may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation, or similar occurrences.

    10. NONTRANSFERABILITY. Each Director's Stock Option granted under the Directors' Plan to a participant shall not be transferable by him otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant prior to termination of any Director's Stock Options held by him hereunder, each Director's Stock Option theretofore granted to him shall be exercisable to the extent provided therein but not later than one year after his death (and not beyond the stated duration of the Director's Stock Option). Any such exercise shall be made only:

        (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Director's Stock Option shall pass by will or the laws of descent and distribution; and

        (b) To the extent, if any, that the deceased participant was entitled at the date of his death.

    11. OTHER PROVISIONS. The award of any Director's Stock Option under the Directors' Plan may also be subject to such other provisions (whether or not applicable to the Director's Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Directors' Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restriction on resale or other disposition of shares acquired under Directors' Stock Options, provisions giving the Company the right to repurchase shares acquired under Directors' Stock Options in the event the participant elects to dispose of such shares, provisions to comply with federal and state tax or securities laws, or understandings or conditions as to the length of the participant's term as a director in addition to those specifically provided for under the Directors' Plan.

    12. TENURE. A participant's right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his designation as a participant under the Directors' Plan.

    13. TERM; TERMINATION; AMENDMENTS.

        (a) Term.  No Director's Stock Option shall be granted
            ----
more than ten years after the date of adoption of this Directors' Plan; provided, however, that the terms and conditions applicable to Directors' Stock Options granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Directors' Stock Options may be granted to such participant in substitution and exchange for and in cancellation of, any Directors' Stock Options previously granted such participant under this Directors' Plan.

        (b) Termination.  The Plan may be terminated at any time
            -----------
by the Board or by the approval by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

        (c) Amendment.  The Plan may be amended by the Board or
            ---------
Committee; provided however, that (i) no amendment shall be made that would impair prior grants or rights of a participant without his consent; (ii) no amendment shall be made more frequently than once every six months, unless such amendment is required because of changes in the Internal Revenue Code or the Employee Retirement Income Security Act; (iii) no such amendment shall be effective without the approval by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, if such amendment would materially (A) increase the benefits accruing to participants under the Plan, (B) increase the number of securities which may be issued under the Plan, or (C) modify the requirements as to eligibility for participation in the Plan; and
(iv) no amendment shall be made which would prevent a participant's participation in the Plan from being entitled to an exemption from Section 16(b) of the Act.

    14. SHAREHOLDER APPROVAL; EFFECTIVE DATE. The Directors' Plan has been adopted by the Board of Directors on March 15, 1994, and shall be effective upon approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within 12 months of the adoption of the Directors' Plan by the Board of Directors.

ms 12/10/96

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